Exhibit 10.5   Acquisition Agreement dated June 14, 2000



                         ACQUISITION AGREEMENT


This Agreement is made as of 14th day of June, 2000 and among Wolf Industries Inc., a Nevada corporation (hereinafter referred to as "Wolf"), Interactive Travel Systems Media Group, Inc., a Nevada corporation (hereinafter referred to as "TPI") and the Shareholder of TPI.


WHEREAS TPI and its management are experienced in the fields of advertising in the travel and tourism industry and in providing tourism related businesses with comprehensive technology marketing programs utilizing computer software, related services and equipment.

AND WHEREAS the parties wish to enter into a mutually beneficial contractual relationship, and to set forth the terms of their relationship.

Now, therefore, for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                    ARTICLE 1

                REPRESENTATIONS, COVENANTS AND WARRANTIES OF WOLF

As an inducement to, and to obtain the reliance of TPI, Wolf represents and warrants as follows:

1.1 ORGANIZATION, GOOD STANDING, POWER, ETC. Wolf (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada; (ii) is qualified or authorized to do business as foreign corporations and are in good standing in all jurisdictions in which qualified or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate their properties and carry on their business as presently being conducted, and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.


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1.2  CAPITALIZATION.  The  authorized  capital stock of Wolf consists  solely of
200,000,000 shares of Common Stock, $0.001 par value (the "Wolf Common Stock"), of which on the date hereof 11,470,218 shares are issued and outstanding and no shares are held in the treasury of Wolf.

1.3 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Wolf.

1.4 COMPLIANCE WITH APPLICABLE LAWS. The conduct of Wolf or their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or to the knowledge of Wolf proposed to be adopted, the enforcement of which would materially and adversely affects its business or the value of its properties or assets.

1.5 COMPLIANCE WITH SECURITIES LAWS. Wolf has filed all reports, registration statements and filings that it was required to file with the Securities and Exchange Commission under the 1933 Act and the 1934 Exchange Act. As of their respective dates, each such report, registration statement, form or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein. Wolf has made all filings required to be made pursuant to Federal and State securities laws.

1.6 FINANCIAL STATEMENTS. Wolf has delivered or will deliver within 90 days of Closing to TPI audited financial statements for the fiscal year ended December 31, 1999. Since December 31, 1999, there has not been any material adverse change in the financial position, assets, liabilities, results of operations, business, prospects or condition, financial or otherwise, of Wolf or any damage, loss or other change in circumstances materially affecting the business, assets or trading status of Wolf or its right or capacity to carry on business before or after Closing. Since December 31, 1999:

     (a)  Wolf has not waived or surrendered any right of material value;

     (b)  The business of Wolf has been conducted in the ordinary course; and

     (c) Wolf has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation.

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1.7 THIRD PARTY CLAIMS. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving Wolf. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of Wolf's knowledge, no investigation by any governmental agency, pertaining to Wolf or its assets is pending or has been threatened against Wolf which could adversely affect the financial condition or prospects of Wolf or the conduct of the business thereof or any of Wolf's assets or materially adversely affect the ability of Wolf to consummate the transaction contemplated by this Agreement.

1.8 TAX RETURNS. Wolf will file with the appropriate government agencies all tax or information returns and tax reports required to be filed.

1.9 TAX PAYMENTS. No federal, state, municipal, foreign, sales, property or excise or other taxes are outstanding by Wolf.


                                    ARTICLE 2

                REPRESENTATIONS, COVENANTS AND WARRANTIES OF TPI

As an inducement, and to obtain the reliance of Wolf, TPI represents and warrants as follows:

2.1 ORGANIZATION, GOOD STANDING, POWER, ETC. TPI (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Upon execution of this Agreement by all parties, TPI will furnish to Wolf's representatives a complete and correct copy of (i) TPI's Certificate of Incorporation, as amended to date; and (ii) TPI's Bylaws, as amended to date. TPI's Certificate of Incorporation and Bylaws are in full force and effect, and TPI is not in violation of any of the provisions thereof.


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2.3 CAPITALIZATION.  By Closing the authorized capital stock of TPI will consist solely of 25,000 Common Shares with a par value of $0.01 per share. As of the date of Closing all 10,000 shares of Common Stock will be issued and outstanding and no shares are held in the treasury of TPI. All of such issued and outstanding shares of TPI Common Stock will have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. The Shareholder of TPI is as follows:

           Ian McMillan                10,000 Common Shares


2.4 OPTIONS, WARRANTS, RIGHTS, ETC. TPI does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of TPI Common Stock, nor any instruments or obligations to convert or create such rights.

2.5 SUBSIDIARIES. TPI does not have any subsidiaries and does not own a controlling interest in any capital stock of any corporation.

2.6 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by TPI.

2.7 INTELLECTUAL PROPERTIES. TPI has good and marketable title to all of its Intellectual Properties and Assets, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances and that the use of its Intellectual Property by Wolf shall not constitute an infringement of any existing patent, copyright or other right

2.8 The Assets of TPI are as set out in Exhibit "2.8" (the "Assets") attached hereto.

2.9 TPI has not encumbered any of the Assets.

2.10 ACKNOWLEDGEMENT OF UNDERTAKING. TPI will execute any undertakings which may be required by applicable securities laws.

2.11 CURRENT IN ALL PAYMENTS. TPI is in good standing with respect to all of its Assets and has not engaged in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment
(including, without limitation, any forward purchase commitment or similar obligation) to make any expenditure which might, to the knowledge of TPI, materially affect the Assets or the business of TPI.


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2.12  EXPLOITATION  RIGHTS.  TPI has not  granted  rights to exploit  any of the
Assets, to any other person and is not bound by any agreement that affects TPI's exclusive right to exploit and market the Assets.

2.13 FINANCIAL STATEMENTS. TPI has delivered or will deliver within 60 days of Closing, to Wolf audited financial statements from inception through June 30, 2000. These financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of TPI as of the date thereof and for the periods indicated in such statements. The Balance sheets of TPI included in the statements make full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of TPI as of their respective dates. As of the date of such financial statements, TPI has no obligations, liabilities or commitments (fixed and contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

2.14 The indebtedness and/or outstanding obligations or liabilities of TPI do not exceed an aggregate sum of (Cdn.)$80,000.00, which will be itemized as a schedule to the financial statements of TPI as at June 30, 2000.

2.15 MATERIAL CONTRACTS. There has not occurred any default by TPI or any event which with the lapse of time or the election of any person other than TPI, or any combination thereof, will become a default, except defaults, if any, which will not result in any material loss to or liability of TPI.

2.16 PERMITS, LICENSES, ETC. TPI has all permits, licenses, orders and approvals of Canadian, and United States, provincial, state, local or foreign governmental or regulatory bodies that are required in order to hold its Intellectual Property and permit it to carry on its business as presently conducted.


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                                       6

2.17 COMPLIANCE WITH APPLICABLE LAWS. The conduct by TPI of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of TPI, proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

2.18 LITIGATION. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of TPI threatened, against, relating to or affecting TPI or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of TPI is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of TPI, or the transactions contemplated by this Agreement. Neither TPI nor any officer, director, partner or employee of TPI, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by TPI. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring TPI to take any material action of any kind or to which TPI or its respective business, properties or assets are subject or bound. TPI is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon TPI's operations or affairs.

2.19 OTHER INFORMATION. None of the information and documents which have been furnished or made available by TPI or any of its representatives to Wolf or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

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                                       7

2.20 INVESTMENT REPRESENTATION. The TPI shareholder is acquiring the warrants and the shares of Wolf Common Stock issuable thereunder for his own account and agrees not to distribute such Shares within the meaning of the Securities Act of 1933 (the 1933 Act) unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to opinion of counsel acceptable to Wolf. Upon exercise of the Warrant, each certificate for shares shall be stamped or otherwise imprinted with the following or a substantially similar legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to Wolf Industries Inc. that an exemption from such registration is available."

By execution of this Agreement the TPI shareholder represents that he has sufficient investment sophistication and ability to take the financial risk associated with this transaction and those representations contained in this
Section 2.20, which meet the standards for availability of an exemption from the registration requirements of the 1933 Act and from the registration and/or qualification requirements of any other applicable securities law.

2.21 CONFIDENTIALITY OF WOLF/TPI TRADE SECRETS. The TPI Shareholder acknowledges that the Intellectual Property and other confidential information relating to the business of Wolf and TPI including but not limited to customers, customer lists, suppliers, computer programs and data, competition, marketing strategy, sales information, financial information, costs, pricing data and profits are "Wolf/TPI Trade Secrets" and constitute valuable property rights of Wolf and TPI. The TPI Shareholder agrees that so long as he is retained by Wolf or any of its subsidiaries, or following termination of providing consulting services and for all times thereafter, he will keep secret and confidential all Wolf/TPI Trade Secrets which he knows or may hereafter come to know as a result of his relationship with Wolf and TPI and any subsequent business relationship with Wolf and TPI, if any. The Wolf and TPI Trade Secrets shall not be disclosed by any TPI Shareholder to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than improper actions by the TPI Shareholder or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.


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2.22  NON-COMPETITION.  For a period of one year  commencing on the later of the date of Closing or the date on which the TPI Shareholder signs below is terminated as a consultant of TPI or Wolf, the TPI Shareholder signing below shall not, anywhere in the world, directly or indirectly, own, manage, operate, or participate in the ownership, management, operation or control of, or be an employee or a consultant to, any business, firm, corporation or entity which is conducting any business which competes with the business of Wolf or TPI. In addition and for the same one year time period, each TPI Shareholder, in the event of termination as a consultant, shall not solicit, directly or indirectly, for their account or for the account of others, orders for merchandise, products or services of a kind and nature like or similar to merchandise, products and services sold by Wolf or TPI from any person or entity which was a customer of Wolf or TPI or which Wolf or TPI were actively soliciting to be a customer during the 12 month period immediately preceding the date of termination; nor shall any TPI Shareholder, in the event of termination as a or consultant to TPI or Wolf, at any time, directly or indirectly, urge any customer or potential customer of Wolf or TPI to discontinue, in whole or in part, business, or not to do business with Wolf or TPI.

2.23 RIGHT TO INJUNCTIVE RELIEF. It is understood and recognized by TPI and the Shareholder that in the event of any violation by the TPI Shareholder of the provisions of this Agreement, Wolf's and TPI's remedies at law will be inadequate and Wolf and TPI will suffer irreparable injury. Accordingly, the TPI Shareholder consents to injunctive and other appropriate equitable relief upon the institution of legal proceedings therefore by Wolf or TPI in order to protect the Wolf/TPI Trade Secrets. Such relief shall be in addition to any other relief to which Wolf and TPI may be entitled at law or in equity.

                                    ARTICLE 3

                                PLAN OF EXCHANGE


3.1 THE EXCHANGE. The issued and outstanding shares of common stock of TPI shall be converted into warrants to acquire shares of Wolf Common Stock as follows:

     (a) The shares of TPI Common Stock outstanding on the Closing Date shall be converted into five year net exercise warrants to acquire 3,000,000 shares of Wolf Common Stock for USD$0.27 per Share in the Form attached hereto as Exhibit "3.1" (the "Warrants") in the amounts set forth by the name of the TPI Shareholder ("Ian McMillan") signing below;


     (b) At the Closing the holder of the outstanding certificates which prior thereto represented 10,000 shares of TPI Common Stock shall surrender said certificates and receive in exchange therefore Warrants to acquire 3,000,000 shares of Wolf Common Stock;

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     (c)  The number of share purchase Warrants shown below shall vest according to the following schedule, provided that Ian McMillan remains retained as a consultant by Wolf or any of its subsidiaries. Should Ian McMillan cease providing such services, the number of vested Warrants earned shall revert to the cumulative total as at the date of vesting prior to his termination as a consultant and his right to exercise the unvested share purchase Warrants shall immediately expire:

                   Date of                     Number of Warrants
                   Vesting                            Vested
                ---------------                -----------------


               July 1, 2000                          500,000

               January 1, 2001                       150,000

               July 1, 2001                          600,000

               January 1, 2002                       150,000

               July 1, 2002                          750,000

               January 1, 2003                       400,000

               July 1, 2003                          450,000


     (d) Once the share purchase Warrants are vested, they may be exercised in the future, subject to the following exercise schedule:


                                                       Maximum
                                                Number of Warrants
               Exercise Date                   Available for Exercise
               ----------------                -----------------------

                June 30, 2001                        600,000

                June 20, 2002                        600,000

                June 30, 2003                        600,000

                June 30, 2004                        600,000

                June 30, 2005                        600,000

     (e) Once the share purchase Warrants are exercisable they shall be subject to vesting as to the right of the Shareholder of TPI to receive the benefit of the share purchase Warrants. The vesting shall be subject to the indemnity of the Shareholder of TPI granted in Article 4 herein.


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     (f)  In the event the shareholder of TPI terminates his services to Wolf or any of its  subsidiaries,  the right to  exercise  the share  purchase
          Warrants  which  vest  after  the  date  of  such  termination   shall
          immediately expire.

3.2 CLOSING. The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no later than July 7, 2000 (herein called the "Closing Date"), at the offices of Wolf or such other time and location as the parties may mutually agree.

3.3 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

3.4 APPOINTMENT TO THE BOARD OF DIRECTORS OF WOLF. Effective on the Closing Date of this transaction, the Board of Directors of Wolf shall appoint Ian McMillan and one further representative of TPI to the Board of Directors of Wolf. It is agreed that the Board of Directors of Wolf shall consist of no more than five Directors.

                                    ARTICLE 4

                              COVENANT OF INDEMNITY

4.1 COVENANT OF INDEMNITY. TPI and the Shareholder of TPI will jointly and severally indemnify and hold harmless Wolf from and against:


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                                       11

     (a) all debts, liabilities, indebtedness, contracts, or commitments whatsoever, of TPI, whether accrued, absolute, contingent or otherwise, existing at the time of Closing which exceed the aggregate sum of (Cdn.)$80,000.00;

     (b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of TPI under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Wolf under this Agreement;

     (c)  any  and  all  actions,  suits,  proceedings,   demands,  assessments,
          judgments, costs and legal (on a Solicitor and our client basis) and other expenses incidental to any of the foregoing; and

     (d) If under this Agreement Wolf becomes obligated to pay any sum of money to any third party as a result of any of the foregoing, then such sum may at the election of Wolf, and without limiting or waiving any right or remedy for Wolf under this Agreement or otherwise at law, be set-off against and shall apply to any sum of money, or other consideration owed by Wolf to TPI or its Shareholder until such amount has been completely set-off.

                                    ARTICLE 5

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES


5.1 TPI'S CLOSING CONDITIONS. The obligations of TPI hereunder are subject to fulfilment prior to the closing of each of the following conditions:

     (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before July 7, 2000.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wolf made pursuant to Article 1 above, shall be true and accurate in all material respects as of the Closing Date.

     (c)  PERFORMANCE.   Wolf  shall  have   performed  and  complied  with  all
          agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

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5.2 WOLF'S CLOSING CONDITIONS.  The obligations of Wolf hereunder are subject to fulfilment prior to or at the Closing of each of the following conditions:

     (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before July 7, 2000.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of TPI made pursuant to Article 2 above, shall be true and accurate in all material respects as of the Closing Date.

     (c) PERFORMANCE. TPI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     (d) OPINION OF TPI's COUNSEL. TPI shall have delivered to Wolf, an opinion of their legal counsel, Gregory S. Yanke, Attorney at Law, respectively, dated the Closing Date to the effect that: (i) TPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations; (ii) TPI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of TPI, has been duly executed and delivered by TPI and constitutes the legal, valid and binding obligation of TPI, enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies;
          (iv) neither the execution, delivery and performance by TPI of this Agreement, nor compliance by TPI with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under the Articles of Incorporation or Bylaws of TPI or any agreement or instrument known to such counsel to which TPI is a party or by which TPI or any of its properties or assets are bound; (v) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against TPI before any court or administrative agency, which, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of TPI or which questions the validity of this Agreement.

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                                       13

     (e) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of TPI, any materially adverse change in TPI's financial condition, assets, liabilities or business.

     (f) TERMS OF MANAGEMENT. Ian McMillan shall agree, in writing, to the terms of management and consulting services as set forth in Exhibit "5.2" attached hereto.

                                    ARTICLE 6

                                  MISCELLANEOUS

6.1 EXPENSES AND FURTHER ASSURANCES. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts to provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carry-out the intent of this Agreement.

6.2  SURVIVAL  OF  REPRESENTATIONS,   WARRANTIES  AND  COVENANTS.   All  of  the
representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

6.3 SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

6.4 GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof. Any action to enforce the terms and conditions of this Agreement shall be brought in civil courts in and for the Province of British Columbia.

6.5 SECTION AND OTHER HEADINGS. The section and other headings herein contained are for convenience only and shall be not construed as part of this Agreement.

6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument. This Agreement may be delivered by any of the parties utilizing facsimile transmission facilities.

6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

6.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

6.9 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

6.10 FINDERS FEES. A finders fee in the amount of a five year net exercise warrant to acquire 150,000 shares of Wolf Common Stock for USD$0.27 per share in the Form attached hereto as Exhibit 6.10 shall be issued by Wolf to Eastview Capital Inc., in connection with this Agreement. In addition, a finders fee in the amount of a five year net exercise Warrant to acquire 150,000 shares of Wolf Common Stock for USD$0.27 per share in the Form attached hereto as Exhibit 6.10 shall be issued by Wolf to Canasia Data Corp., in connection with this Agreement. Such Finders shall be required to execute an Investment Representation Letter acknowledging that they are acquiring the Warrants and the shares issuable thereunder for their own account and agree not to distribute such shares within the meaning of the Securities Act of 1933 (the 1993 Act) unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for Wolf. Upon exercise of the Warrants, each certificate for shares shall be stamped or otherwise imprinted with the following or a substantially similar legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to Wolf Industries Inc. that an exemption from such registration is available."


IN WITNESS WHEREOF, the corporation parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.


Wolf Industries Inc.                                 Travelport Media Inc.


/s/ David Smith                                      /s/ Ian McMillan
------------------------                             -----------------------
David Smith, Director                                Ian McMillan, President